Exhibit 10.3

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT NONEXCLUSIVE – SUBLICENSABLE

This Agreement is based on the model Patent License Non-Exclusive Sublicensable Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

National Human Genome Research Institute (NHGRI) an Institute

(hereinafter referred to as the “IC”) of the

NIH

and

LogicBio Therapeutics, Inc.,

hereinafter referred to as the “Licensee”, having offices at 610 Main Street, 3rd Floor, Cambridge, MA 02139,

created and operating under the laws of Delaware.

Tax ID No.:_47-1514975

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

For the IC’s internal use only:

License Number:

License Application Number:

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

Licensee:

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention):

Additional Remarks:

Public Benefit(s):

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

The IC and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2

By assignment of rights from the IC employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3

The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710(a), and the regulations governing the licensing of Government-owned inventions, 37 CFR Part 404.

1.4	The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1

“Affiliate” of an entity means any corporation or other business entity controlled by, controlling, or under common control with such entity at any time during the term of the agreement. For this purpose, “control” means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or at least fifty percent (50%) interest in the income of the corporation or other business entity.

2.2

“Australian Orphan Drug Exclusivity” means exclusive marketing rights granted by the Australian Government’s Department of Health, Therapeutic Goods Administration (“TGA”), upon approval of an orphan drug in Australia. Orphan drug designation status granted by the TGA typically gives marketing exclusivity in Australia for 5 years after approval.

2.3	“Biologics License Application (BLA)” means a request for permission to introduce, or deliver for introduction, a biologic product into interstate commerce (21 CFR 601.2).

2.4

“Combination Product” means a product that contains a Licensed Product and at least one other active therapeutic component or one other device other than a Licensed Product. For the avoidance of doubt, “Combination Products” include products in which a gene therapy product comprises multiple active therapeutic components, including a transgene, a cassette and a capsid.

2.5	“Effective Date” means the date set forth in Paragraph 13.1.

2.6

“European Orphan Drug Exclusivity” means exclusive marketing rights granted by European Medicines Agency (EMA) upon approval of an orphan drug in European Union. Orphan drug status granted by the EMA gives marketing exclusivity in European Union for 10 years after approval.

2.7	“FDA” means the United States Food and Drug Administration.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

2.8

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its Sublicensees of Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its Sublicensees, in either case, pursuant to a valid marketing authorization from a competent regulatory authority body (for example, NDA approval by FDA in the United States) in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.9	“Government” means the Government of the United States of America.

2.10

“Japanese Orphan Drug Exclusivity” means exclusive marketing rights granted by the Japanese Ministry of Health, Labour and Welfare (MHLW) upon approval of an orphan drug in Japan. Orphan drug designation status granted by the MHLW gives marketing exclusivity in Japan for up to 10 years after approval.

2.11	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.12	“Licensed Patent Rights” shall mean:

(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.12(a):

(i)	continuations-in-part of 2.12(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.12(a); and

(v)	any reissues, reexaminations, and extensions of all these patents;

(c)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.12(a): all counterpart foreign and U.S. patent applications and patents to 2.12(a) and 2.12(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.12(b) or 2.12(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.12(a).

2.13

“Licensed Processes” means processes, which in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

2.14

“Licensed Product” means tangible materials, which in the course of development, manufacture, use, distribution, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction. For clarity, Licensee shall pay running royalties and benchmark royalties with respect to Licensed Products the development, manufacture, use, distribution, sale or importation of which are no longer within the scope of one or more claims of the Licensed Patents Rights in a country that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction if such products have valid Orphan Drug Exclusivity in such country.

2.15	“Licensed Territory” means the geographical area identified in Appendix B.

2.16	“MMA” means Methylmalonic Acidemia, which is an inherited disorder in which the body is unable to process certain proteins and fats (lipids) properly.

2.17

“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee or its Sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee or a Sublicensee and on its payroll, or for the cost of collections.

If the Licensee, Affiliates or its Sublicensees sell a Combination Product, the Net Sales for such Combination Product shall be the market price of the Licensed Product portion of the Combination Product when sold separately, and if the Licensed Product is not sold separately, then the Net Sales for such Combination Product shall be the greater of (i) the market price at which the Licensed Product reasonably could be sold as a separate item, or (ii) Net Sales of the Combination Product multiplied by a factor 1/x, where x is the number of active components and/or devices contained in the Combination Product, wherein x cannot exceed a value of five (5).

2.18

“Orphan Indication” means a disease that affects less than two hundred thousand (200,000) people in the United States as defined by the FDA or five (5) in ten thousand (10,000) people in the European Union as defined by the European Medicines Agency.

2.19

“Orphan Drug Designation” means the granting of special status by a country and/or government regulatory agency (such as the FDA, EMA, MHLW, or TGA) to a drug or biological product (“drug”) to treat a rare disease or condition upon request of a sponsor under the U.S. Orphan Drug Act (ODA) or any foreign equivalent(s) to this law enacted by other countries including but not limited to Australia, member countries of European Union, and Japan.

2.20

“Orphan Drug Exclusivity” means exclusive marketing rights granted by a country and/or government regulatory agency (such as the FDA, EMA, MHLW, or TGA) to a drug or biological product (“drug”) to treat a rare and/or neglected disease or condition upon regulatory approval of said drug for a given period of time (which varies from country to country) and which can run concurrently with a patent or not.

2.21

“Phase 1 Clinical Study” means the initial introduction of an investigational new drug into humans, the principal purpose of which is to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness, in compliance with 21 C.F.R. §312(a) or foreign equivalent.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

2.22

“Phase 2 Clinical Study” means controlled human clinical studies conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug in compliance with 21 C.F.R. §312(b) or foreign equivalent, and shall include any clinical study that leads to a conditional regulatory approval, that is followed by a confirmatory Phase 3 Clinical Study.

2.23

“Phase 3 Clinical Study” means expanded controlled and uncontrolled human clinical trials pursuant to a randomized study with endpoints agreed upon by regulatory bodies for regulatory approval performed after Phase 2 Clinical Study evidence suggesting effectiveness of a drug has been obtained, and is intended to gather additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of a drug and to provide an adequate basis for regulatory approval and physician labeling, as in compliance with 21 C.F.R. §312 or foreign equivalent, and shall include a confirmatory study that is conducted following conditional regulatory approval.

2.24

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.25

“Priority Review” means, with respect to a human drug application as defined in 21 USC § 379g(l), review and action by the Secretary of HHS (“Secretary”) on such application as described in the Manual of Policies and Procedures of the Food and Drug Administration (FDA) and goals identified in the letters described in Section 101(b) of the Prescription Drug User Fee Amendments of 2012.

2.26

“Priority Review Voucher” means a voucher issued by the Secretary to the sponsor of a Rare Pediatric Disease Product Application that entitles the holder of such voucher to priority review of a single human drug application submitted under 21 USC § 355(b)(1) or Section 351(a) of the Public Health Service Act [42 USC § 262(a)] after the date of approval of the Rare Pediatric Disease Product Application.

2.27

“Rare Pediatric Disease” means a disease that meets each of the following criteria: (A) The disease is a serious or life-threatening disease in which the serious or life-threatening manifestations primarily affect individuals aged from birth to 18 years, including age groups often called neonates, infants, children, and adolescents; (B) The disease is a rare disease or condition, within the meaning of 21 USC § 360bb.

2.28	“Rare Pediatric Disease Product Application” means a human drug application, as defined in 21 USC § 360ff (a)(4), for a Rare Pediatric Disease.

2.29	“Sublicensee” means a legal entity, which is not an Affiliate of Licensee, which receives a sublicense of some or all of the rights granted to Licensee under this Agreement.

2.30	“Third Party” means an entity other than (i) Licensee or any of its Affiliates or Sublicensees and (ii) IC.

2.31

“U.S. Orphan Drug Exclusivity” means exclusive marketing rights granted by the FDA upon approval of an orphan drug and can run concurrently with a patent or not. The right prevents the submission or effective approval of ANDAs or applications (ANDA, 505(b)(2) or “full” NDA or BLA) for the same drug for the same orphan disease or condition for seven years after FDA approval.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

2.32

“Valid Claim” means a claim of an issued and unexpired patent that is in force included within the Licensed Patent Rights which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

3.	GRANT OF RIGHTS

3.1

The IC hereby grants and the Licensee and its Affiliates accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under, and to, the Licensed Patent Rights in the Licensed Territory to develop, make and have made, to develop and have developed, to register and have registered, to use and have used, to distribute and have distributed, to sell and have sold, to offer to sell, and to import and export any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use. For clarity, LogicBio will pay royalties for Licensed Products that are no longer covered by the Licensed Patent Rights but enjoy Orphan Drug Exclusivity in a country (as defined in Paragraph 2.14 (“Licensed Product”)).

3.2

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.	SUBLICENSING

4.1

Upon written approval, which shall include prior review of any sublicense agreement by the IC and which shall not be unreasonably withheld, the Licensee may enter into sublicensing agreements under the Licensed Patent Rights and the Orphan Drug Designation only when it concurrently licenses proprietary or in-licensed intellectual property rights. For the avoidance of doubt, the Licensee does not have the right to solely sublicense the Licensed Patent Rights or the Orphan Drug Designation.

4.2

The Licensee agrees that any sublicenses granted by it shall provide that the obligations to the IC of Paragraphs 5.1, 5.2, 8.1, 10.1, 10.3, 12.5, and 13.7-13.9 of this Agreement shall be binding upon the Sublicensee as if it were a party to this Agreement. The Licensee further agrees to include copies of these Paragraphs in all sublicense agreements.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the Sublicensee and the IC, at the option of the Sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to the IC approval and contingent upon acceptance by the Sublicensee of the remaining provisions of this Agreement.

4.4

The Licensee agrees to forward to the IC a complete copy of each fully executed sublicense agreement postmarked within [***] ([***]) days of the execution of the agreement. To the extent permitted by law, the IC agrees to maintain each sublicense agreement in confidence.

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1

Prior to the First Commercial Sale, and upon agreement of the parties, the Licensee shall provide the IC with reasonable quantities of Licensed Products or materials made through the Licensed Processes for the IC’s research use. Such materials shall be considered the confidential information of the Licensee and will not be disclosed by the IC without the prior written consent of the Licensee.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

5.2

The Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

6.	ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay the IC a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	The Licensee agrees to pay the IC a minimum annual royalty as set forth in Appendix C.

6.3	The Licensee agrees to pay the IC earned royalties as set forth in Appendix C.

6.4	The Licensee agrees to pay the IC benchmark royalties as set forth in Appendix C.

6.5	The Licensee agrees to pay the IC sublicensing royalties as set forth in Appendix C.

6.6	The Licensee agrees to pay the IC the assignment royalty as set forth in Paragraph 14.7.

6.7

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights or the Orphan Drug Exclusivity for the purpose of computing earned royalty payments in any given country on the latest of the date(s) that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses; or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency;

and an Orphan Drug Exclusivity terminates or expires in a particular country or region.

6.8	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.9

On sales of Licensed Products by the Licensee to Sublicensees or on sales made in other than an arms-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arms-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

6.10

With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC on or after the Effective Date of this Agreement, the IC, at its sole option, may require the Licensee:

(a)

to pay the IC on an annual basis, within [***] ([***]) days of the IC’s submission of a statement and request for payment, a royalty amount equivalent to [***] percent ([***]%) of these unreimbursed expenses paid during the previous calendar year(s); provided that if IC grants one or more additional licenses to one or more Third Parties, then the Licensee shall pay the IC [***] percent ([***]%) of a pro-rated portion of such unreimbursed expenses calculated by dividing the total patent costs paid during the previous calendar year(s) by two (2) times the number of additional licenses of record.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

6.11

The IC agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the IC has requested payment from the Licensee under Paragraphs 6.9 and 6.10. The Licensee agrees that all information provided by the IC related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a Third Party except as required by law or a court of competent jurisdiction.

6.12

The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] ([***]) days written notice to the IC and owe no payment obligation under Paragraph 6.10 for patent-related expenses paid in that country after the effective date of the written notice.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1	The IC agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.

8.	RECORD KEEPING

8.1

The Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the IC. These records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection, at the expense of the IC, by an accountant or other designated auditor selected by the IC for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the IC information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of [***]percent ([***]%) for any twelve (12) month period, then the Licensee shall reimburse the IC for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.7. All royalty payments required under this Paragraph shall be due within [***] ([***]) days of the date the IC provides the Licensee notice of the payment due.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1

Prior to signing this Agreement, the Licensee has provided the IC with the Commercial Development Plan under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application.

9.2

The Licensee shall report to the IC the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] ([***]) days of such occurrences.

9.3

The Licensee shall submit to the IC, within [***] ([***]) days after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the IC for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.17 to determine Net Sales made under Article 6 to determine royalties due.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

9.4

The Licensee agrees to forward semi-annually to the IC a copy of these reports received by the Licensee from its Sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to the IC by the Licensee for activities under the sublicense.

9.5

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due, and any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the IC at its address for Agreement Notices indicated on the Signature Page.

9.6

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay this tax and be responsible for all filings with appropriate agencies of foreign governments.

9.7

Additional royalties may be assessed by the IC on any payment that is more than [***] ([***]) days overdue at the rate of [***] percent ([***]%) per month. This [***] percent ([***]%) per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.8

All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 CFR §5.65(d).

10.	PERFORMANCE

10.1

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include commercially reasonable efforts to adhere to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D. The efforts of a Sublicensee shall be considered the efforts of the Licensee.

10.2

Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make Licensed Products and Licensed Processes reasonably available in the United States.

10.3

The Licensee agrees that, to the extent commercially reasonable, after its First Commercial Sale, to make reasonable quantities of Licensed Products or materials produced through the use of Licensed Processes available to patient assistance programs.

10.4

The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.5

The Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or Licensed Processes or their packaging for educational and display purposes only.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1

The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

11.2

In the event that a declaratory judgment action alleging invalidity of any of the Licensed Patent Rights shall be brought against the IC, the IC agrees to notify the Licensee that an action alleging invalidity has been brought. The IC does not represent that it shall commence legal action to defend against a declaratory action alleging invalidity. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. Upon the Licensee’s payment of all costs incurred by the Government as a result of the Licensee’s joinder motion or other action, these actions by the Licensee shall not be considered a default in the performance of any material obligation under this Agreement.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	The IC offers no warranties other than those specified in Article 1.

12.2

The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of Third Parties.

12.3

THE IC MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	The IC does not represent that it shall commence legal actions against Third Parties infringing the Licensed Patent Rights.

12.5

The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)

the use by or on behalf of the Licensee, its Sublicensees, its Affiliates, or their respective directors, employees, or Third Parties (on behalf of the Licensees, its Sublicensees, or Affiliates) of any Licensed Patent Rights; or

(b)

the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials, by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6	The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1

This Agreement is effective when signed by all parties, (the “Effective Date”), and shall extend to the expiration of the last to expire of (a) the Licensed Patent Rights and (b) the U.S. Orphan Drug Exclusivity, European Orphan Drug Exclusivity, Australian Orphan Drug Exclusivity, Japanese Orphan Drug Exclusivity or equivalent foreign Orphan Drug Exclusivity with respect to any Licensed Product, unless sooner terminated under Article 6 or 13.

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within [***] ([***]) days after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a Third Party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the IC in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement in any country or territory by giving the IC sixty (60) days written notice to that effect.

13.5	The IC shall specifically have the right to terminate or modify, at its option, this Agreement, if the IC determines that the Licensee:

(a)	has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement;

(b)	has committed a material breach of a covenant or agreement contained in this Agreement;

(c)	is not keeping Licensed Products or Licensed Processes reasonably available to the public after First Commercial Sale;

(d)	cannot reasonably satisfy unmet health and safety needs; or

(e)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2, unless waived.

13.6

In making the determination referenced in Paragraph 13.5, the IC shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the IC shall give written notice to the Licensee providing the Licensee specific notice of, and a [***] ([***]) day opportunity to respond to, the IC’s concerns as to the items referenced in 13.5(a)-13.5(g). If the Licensee fails to alleviate the IC’s concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate corrective action to the IC’s satisfaction, the IC may terminate this Agreement.

13.7

The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it is determined that the action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

13.8

Within [***] ([***]) days of receipt of written notice of the IC’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 CFR §404.11, appeal the decision by written submission to the designated the IC official. The decision of the designated IC official shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.9

Within [***] ([***]) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to the IC shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, Sublicensees may elect to convert their sublicenses to direct licenses with the IC pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the IC or provide the IC with written certification of the destruction thereof. The Licensee may not be granted additional the IC licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS

14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2

This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, Licensed Products and Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the Signature Page, or to any other address as may be designated in writing by such other party. Agreement notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to a purchaser of all or substantially of the Licensee’s assets or to the Licensee’s Affiliate(s) without the prior written consent of the IC. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the IC approves a proposed assignment, the Licensee shall pay the IC, as an additional royalty, [***] percent ([***]%) of the fair market value of any consideration received for any assignment of this Agreement within [***] ([***]) days of the assignment.

14.8

The Licensee agrees in its use of any IC-supplied materials to comply with all applicable statutes, regulations, and guidelines, including the NIH and the HHS regulations and guidelines. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the IC of research involving human subjects or clinical trials outside of the United States shall be given no later than [***] ([***]) days prior to commencement of the research or trials.

14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials, and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of the agency. The IC neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the IC patent rights in those countries.

14.11

By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the IC, NIH, FDA or HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the IC.

14.12

The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated the IC official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14	Paragraphs 8.1, 9.7, 9.8, 12.1-12.5, 13.8, 13.9, 14.12 and 14.14 of this Agreement shall survive termination of this Agreement.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

14.15

The terms and conditions of this Agreement shall, at the IC’s reasonable discretion, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within [***] ([***]) days from the date of the IC signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

NIH PATENT LICENSE AGREEMENT NONEXCLUSIVE – SUBLICENSABLE

SIGNATURE PAGE

For the IC:

[***]	December 14, 2018
[***]	Date

Director, Technology Transfer Office (TTO)

National Human Genome Research Institute (NHGRI)

National Institutes of Health Mailing Address or E-mail Address for Agreement notices and reports:

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:

/s/ Frederic Chereau
Signature of Authorized Official Date	Date 12/10/2018

Fred Chereau
Printed Name

Chief Executive Officer
Title

I. Official and Mailing Address for Agreement notices:

Thomas Wilton
Name

Chief Business Officer
Title

Mailing Address

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

LogicBio, 610 Main Street, 3rd Floor, Cambridge, MA 02139

Email Address:	twilton@logicbio.com

Phone:	215 316 9239

Fax:

II. Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Mathias Jaffe
Name

Chief Financial Officer
Title

Mailing Address:

LogicBio, 610 Main Street, 3rd Floor, Cambridge, MA 02139

Email Address:	mjaffe@logicbio.com

Phone:	617 959 7425

Fax:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) and/or imprisonment).

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)

Patent(s) or Patent Application(s):

I.	US Provisional Patent Application No.: 61/792,081

HHS Ref. No.: E-243-2012/0-US-01

Filing Date: March 15, 2013

Current Status: Expired

II.	PCT Patent Application No.: PCT/2014/028045

HHS Ref. No.: E-243-2012/0-PCT-02

Filing Date: March 14, 2014

Current Status: Nationalized

III.	EP Patent Application 14729502.6

HHS Ref. No.: E-243-2012/0-EP-03

Filing Date: March 14, 2014

Current Status: Issued 2968602

IV.	US Patent Application No.: 14/773,885

HHS Ref. No.: E-243-2012/0-US-04

Filing Date: September 09, 2015

Current Status: Issued US 9,719,080

V.	US Patent Application No.: 15/070,787 (Continuation in Part)

HHS Ref. No.: E-243-2012/1-US-01

Filing Date: March 15, 2016

Current Status: Issued US 9,944,918

VI.	US Patent Application No.: 15/633,964 (CON)

HHS Ref. No.: E-243-2012/0-US-05

Filing Date: June 27, 2017

Current Status: Pending

VII.	BE Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-BE-06

Filing Date: March 14, 2014

Current Status: Issued

VIII.	CH Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-CH-07

Filing Date: March 14, 2014

Current Status: Issued

IX.	DE Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-DE-08

Filing Date: March 14, 2014

Current Status: Issued

X.	DK Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-DK-09

Filing Date: March 14, 2014

Current Status: Issued

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

XI.	ES Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-ES-10

Filing Date: March 14, 2014

Current Status: Issued

XII.	FR Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-FR-11

Filing Date: March 14, 2014

Current Status: Issued

XIII.	GB Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-GB-12

Filing Date: March 14, 2014

Current Status: Issued

XIV.	IE Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-IE-13

Filing Date: March 14, 2014

Current Status: Issued

XV.	IT Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-IT-14

Filing Date: March 14, 2014

Current Status: Issued

XVI.	LU Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-LU-15

Filing Date: March 14, 2014

Current Status: Issued

XVII.	NL Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-NL-16

Filing Date: March 14, 2014

Current Status: Issued

XVIII.	SE Patent Application No.: 14729502.6

HHS Ref. No.: E-243-2012/0-SE-17

Filing Date: March 14, 2014

Current Status: Issued

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

I.	Licensed Fields of Use:

(a)

Research, development, manufacture and commercialization of pharmaceutical products for the treatment and/or prevention of Methylmalonic Acidemia (MMA) using gene therapy constructs in humans that incorporate the Licensed Product(s).

II.	Licensed Territory: Worldwide

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX C – ROYALTIES

Royalties:

The Licensee agrees to pay to the IC a noncreditable, nonrefundable license issue royalty in the amount of Twenty Five Thousand Dollars ($25,000.00) within [***] ([***]) days from the Effective Date of this Agreement.

The Licensee agrees to pay to the IC a nonrefundable minimum annual royalty in the amount of [***] Dollars ($[***]) as follows:

The minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

Sublicensing Royalties:

The Licensee agrees to pay the IC additional sublicensing royalties of:

[***] percent ([***]%) of any upfront payment in cash or of the fair market value of any upfront non-cash consideration received by the Licensee for granting each sublicense, within [***] ([***]) days of the execution of each sublicense.

Running Royalties on Net Sales:

The Licensee agrees to pay the IC earned royalties of [***] percent ([***]%) on U.S. based Net Sales by or on behalf of the Licensee, on a Licensed Product-by-Licensed Product basis, until the last to expire of the Licensed Patent Rights or the U.S. Orphan Drug Exclusivity for a Licensed Product.

The Licensee agrees to pay the IC earned royalties of [***] percent ([***]%) on European Net Sales by or on behalf of the Licensee, on a Licensed Product-by-Licensed Product basis, until the last to expire of the Licensed Patent Rights or European Orphan Drug Exclusivity for a Licensed Product.

The Licensee agrees to pay the IC earned royalties of [***] percent ([***]%) on “rest of the world” (ROW) country/ies (i.e., other than the US or Europe) based Net Sales by or on behalf of the Licensee, on a Licensed Product-by-Licensed Product basis, until the last to expire of the Licensed Patent Rights or the Orphan Drug Exclusivity for a Licensed Product in the corresponding ROW countries (if applicable).

For clarity, Licensee shall not pay running royalties on Net Sales of a Licensed Product in any country where (a) the development, manufacture, use, distribution, sale or importation of the Licensed Product are no longer within the scope of one or more claims of the Licensed Patents Rights in the country that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction, and (b) such Licensed Product does not have valid Orphan Drug Exclusivity.

Benchmark Royalties:

The Licensee agrees to pay the IC Benchmark royalties within [***] ([***]) days of achieving each Benchmark:

(a)	[***] dollars ($[***]) for initiation of the Licensee-sponsored Phase 1 Clinical Study (trial) or foreign equivalent in the Licensed Field of Use.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)

[***] dollars ($[***]) for initiation of the Licensee-sponsored Phase 2 Clinical Study (trial) or foreign equivalent in the Licensed Field of Use or, in the case of the absence of Phase 2 Clinical Study (trial) for an Orphan Indication, a pivotal trial.

(c)

[***] dollars ($[***]) for initiation of the first Licensee-sponsored Phase 3 Clinical Study (trial) or foreign equivalent in the Licensed Field of Use or, in the case of the absence of Phase 3 Clinical Study (trial) for an Orphan Indication, a pivotal trial.

(d)

[***] dollars ($[***]) for submission of the first new drug application (NDA) or foreign equivalent as defined by the FDA for a Licensed Product or Licensed Process for an Orphan Indication or in the Licensed Field of Use.

(e)

[***] dollars ($[***]) for submission of the first new drug application (or European equivalent thereof) for EMA approval for a Licensed Product or Licensed Process for an Orphan Indication or in the Licensed Field of Use.

(f)

[***] dollars ($[***]) for submission of the first new drug application (or Japanese equivalent thereof) for Japanese regulatory approval for a Licensed Product or Licensed Process for an Orphan Indication or in the Licensed Field of Use.

(g)	[***] dollars ($[***]) upon the First Commercial Sale in the Licensed Field of Use for MMA, in the United States.

(h)	[***] Dollars ($[***]) upon the First Commercial Sale in the Licensed Field of Use for MMA, in Europe.

(i)	[***] Dollars ($[***]) upon the First Commercial Sale in the Licensed Field of Use for MMA, outside the US or Europe.

Initiation of a clinical trial study is defined as the first patient dosed in said clinical trial study.

The first time the Cumulative Net Sales of all Licensed Products achieve the following thresholds, the Licensee pays the following one-time Benchmark royalties:

a)	[***] dollars ($[***]) when the cumulative Net Sales of all Licensed Products reaches [***] dollars ($[***]).

b)	[***] dollars ($[***]) when the cumulative Net Sales of all Licensed Products reaches [***] dollars ($[***]).

c)	[***] dollars ($[***]) when the cumulative Net Sales of all Licensed Products reaches [***] dollars ($[***]).

d)	[***] dollars ($[***]) when the cumulative Net Sales of all Licensed Products reaches [***] dollars ($[***]).

e)	[***] dollars ($[***]) when the cumulative Net Sales of all Licensed Products reaches [***] dollars ($[***]).

Priority Review Voucher Royalties:

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

If a Priority Review Voucher or a foreign equivalent is granted to the Licensee by the FDA or another regulatory agency (such as but not limited to the Australian TGA, the EMA or the Japanese Pharmaceuticals and Medical Devices Agency (PMDA)) for a Licensed Product, the Licensee agrees to make one of the following Benchmark royalty payments for each Priority Review Voucher or foreign equivalent:

(1) [***] percent ([***]%) of the transfer or sale price paid or fair market value of any non-cash consideration by the Third Party to the Licensee or Affiliate for the sold or transferred Priority Review Voucher or a foreign equivalent shall be due and payable to the IC within [***] ([***]) days following Licensee’s receipt of funds from such third-party sale or transfer; or

(2) If the Licensee or Affiliate is granted Priority Review or a foreign equivalent of Licensee’s BLA, NDA, ANDA or other regulatory application by the FDA for a product under the Priority Review Voucher or a foreign equivalent, and the Licensee or Affiliate uses the Voucher to obtain approval of its own or its Affiliate’s therapeutic for an Orphan Indication or in the Licensed Field of Use, [***] percent ([***]%) of the fair market value shall be due and payable to the IC within [***] days ([***]) following the grant of the Priority Review by the FDA or its foreign equivalent.

For the sake of clarity, Licensee shall have no further obligation to pay Benchmark Royalties after the expiration or termination of this Agreement, and on a per-country basis or per-region basis (e.g., European Union), Net Sales in a particular country or region where there is no valid Licensed Patent Rights or Orphan Drug Exclusivity shall not contribute to the cumulative Net Sales for purposes of calculating Benchmark Royalties.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX D – BENCHMARKS

1.	[***]
2.	[***]
3.	[***]

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX E – COMMERCIAL DEVELOPMENT PLAN

LB-001 is our lead GeneRide product candidate, which we are developing for the treatment of MMA in patients with the MUT mutation.

LB-001 consists of a DNA construct including a gene encoding the human MUT enzyme encapsulated in an AAV capsid. The MUT enzyme coding sequence is coupled to the 2A peptide sequence and surrounded by homology guides that drive the integration of the MUT gene and the 2A peptide sequence into the chromosomal locus for the albumin gene. Based on the way our construct integrates into the albumin locus, the MUT gene is then expressed resulting in synthesis of MUT enzyme as a separate protein from albumin. We chose LK03, the AAV capsid we use in LB-001, because it has been optimized to target human liver cells.

In collaboration with our partners at NHI, LogicBio has demonstrated the safety and efficacy of LB-001 in mouse models of MMA, and is planning to submit an IND for the LB-001 program by the end of 2019. We recently completed a $80M IPO which has provided sufficient funds to progress the LB-001 program to a first in human study in 2020. Assuming successful completion of this study LogicBio will progress the program to pivotal studies.

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX F – EXAMPLE ROYALTY REPORT

Required royalty report information includes:

•	License reference number (L-XXX-200X/0)

•	Reporting period

•	Catalog number and units sold of each Licensed Product (domestic and foreign)

•	Gross Sales per catalog number per country

•	Total Gross Sales

•	Itemized deductions from Gross Sales

•	Total Net Sales

•	Earned Royalty Rate and associated calculations

•	Gross Earned Royalty

•	Adjustments for Minimum Annual Royalty (MAR) and other creditable payments made

•	Net Earned Royalty due

Example

Catalog Number	Product Name	Country	Units Sold	Gross Sales (US$)
1	A	US	250	62,500
1	A	UK	32	16,500
1	A	France	25	15,625
2	B	US	0	0
3	C	US	57	57,125
4	D	US	12	1,500

Total Gross Sales	153,250
Less Deductions:
Freight	3,000
Returns	7,000
Total Net Sales	143,250
Royalty Rate	8%
Royalty Due	11,460
Less Creditable Payments	10,000
Net Royalty Due	1,460

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.

APPENDIX G – ROYALTY PAYMENT OPTIONS

[***]

[***] Portions of this exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.